Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Raphael Gross
203-682-8253
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Reports Preliminary Sales Results
for the Fourth Quarter and Full Year 2021
Company Hosting Virtual Fireside Chat at the 24th Annual ICR Conference Today

SYRACUSE, N.Y. – (BUSINESS WIRE) – January 10, 2022 – Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST) today reported preliminary sales results for the fourth quarter and full year 2021.

Preliminary Sales Results for the 13-Week Fourth Quarter of 2021 versus the 14-Week Fourth Quarter of 2020

•Total restaurant sales were $416.1 million in the fourth quarter of 2021. Total restaurant sales were $420.5 million in the fourth quarter of 2020, which included a $28.4 million contribution from the 14th week in 2020;
•Comparable restaurant sales for the Company's Burger King® restaurants increased 7.4% (October +5.0%, November +9.7%, December +8.3%); and
•Comparable restaurant sales for the Company’s Popeyes® restaurants increased 1.0%.

Preliminary Sales Results for the 52-Week Full Year of 2021 versus the 53-Week Full Year of 2020

•Total restaurant sales were $1,652.4 million in the full year of 2021. Total restaurant sales were $1,547.5 million in the prior year, which included a $28.4 million contribution from the 53rd week in 2020;
•Comparable restaurant sales for the Company's Burger King® restaurants increased 9.1%; and
•Comparable restaurant sales for the Company’s Popeyes® restaurants decreased 1.9%.

Management Commentary

Daniel T. Accordino, Chairman and Chief Executive Officer of Carrols, commented, “Our favorable Burger King comparable restaurant sales performance during the fourth quarter of 2021 was driven by average check growth of 12.1%, inclusive of menu price increases and lower promotional activity, partially offset by a traffic decline of 4.2%. Our Burger King restaurants also demonstrated strong sequential improvement in comparable restaurant sales until the last two weeks of December, when we believe the initial impact of the Omicron variant began slowing sales trends. Compared to the fourth quarter of 2019, the Company’s Burger King quarterly comparable restaurant sales rose 7.0%. From a cost perspective, in the latest quarter we continued to see meaningful headwinds with respect to commodity and labor cost inflation similar to what we experienced during the third quarter of 2021.”

ICR Conference Participation

Carrols will participate in a virtual fireside chat at the 24th Annual ICR Conference this morning, Monday, January 10, 2022, at 8:30 AM ET and host virtual meetings with institutional investors later in the day. Investors and interested parties may listen to a webcast of the fireside discussion by visiting www.carrols.com under the tab “Investor Relations”.

About the Company

Carrols is one of the largest restaurant franchisees in North America. It is the largest BURGER KING® franchisee in the United States, currently operating 1,026 BURGER KING® restaurants in 23 states as well as 65 POPEYES® restaurants in seven states. Carrols has operated BURGER KING® restaurants since 1976 and POPEYES® restaurants since 2019. For more information, please visit the Company's website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties, including the impact of COVID-19 on Carrols’ business, as included in Carrols' filings with the Securities and Exchange Commission.